                                                                   EXHIBIT 10.25

STATE OF NORTH CAROLINA   )
                          )                FIRST AMENDMENT TO
COUNTY OF CATAWBA         )          SALARY CONTINUATION AGREEMENT



         This first Amendment to the Salary Continuation Agreement entered into this the 8th day of June, 1992, by and between Ridgeview, Inc., a North Carolina Corporation, (hereinafter Ridgeview), and William D. Durrant, a resident of Conover, County of Catawba, State of North Carolina (hereinafter Employee).

         WHEREAS, the parties entered into that Salary Continuation Agreement dated March 1, 1983, (a copy of which is attached hereto and incorporated by reference), and wish to amend the same by increasing the benefit payable under said agreement and to make certain administrative changes and consistent benefit formula changes.

         NOW THEREFORE, the parties agree as follows:

         1. That the retirement benefit payable under said Agreement shall be sixty percent (60%) of the highest base salary of Employee during his employ with Ridgeview, payable monthly for fifteen (15) years.

         2. That the death benefit payable under said Agreement shall be sixty (60%) of the highest base salary paid Employee during his employ with Ridgeview, payable monthly for fifteen (15) years and payable to the person or persons as prescribed in the that Agreement.

         3. That Paragraph 3. of said Agreement is deleted and the following Paragraph 3. is inserted therein:


                 DISABILITY BENEFIT. If Employee becomes totally and permanently disabled prior to his retirement as the result of an injury or a sickness and such total disability prevents the Employee from performing all of the substantial and material duties of his regular occupation, the Corporation agrees to pay the Employee's regular salary during his absence for personal illness according to the following schedule:

                 First 30 days of absence                   Full pay
                 during a calendar year

                 Second 30 days of absence                  80% of pay

                 Third 30 days of absence                   70% of pay

                 If after the 90-days period of disability the Employee is unable to perform all of the substantial and material duties of any occupation for which he is reasonable fitted by education, training, or experience and such disability is the result of the injury or sickness, the

                 Corporation will commence monthly payments as provided in the attached Schedule C made a part hereof.

         4. Paragraph 5. of said Agreement is amended to change the Named Fiduciary to Hugh R. Gaither, President of the Corporation.

         5. That Schedules "A" and "C" of the Agreement are amended as set forth in paragraphs one and two above.

         6. That all other provisions of said Agreement are hereby ratified and affirmed.




                                    RIDGEVIEW, INC.


                                    By:  /s/ Hugh R. Gaither
                                         --------------------------------
                                         Hugh R. Gaither, President


(Corporate Seal)


ATTEST:

 /s/ J. Michael Gaither
- ---------------------------------
J. Michael Gaither
Secretary


                                    /s/ William D. Durrant
                                    -------------------------------
                                    William D. Durrant, Employee

                                   SCHEDULE A



         It is agreed this the _____ day of ___________________ 19___, that the
Corporation shall make payment at death to the designated recipient(s) as follow:


                 Monthly payments equal to 60% of the highest base salary of the Employee (per month), beginning within thirty (30) days of death, for a period of fifteen (15) years.

                                   SCHEDULE C



         It is agreed this the _____ day of ________________, 19__, that the Corporation shall make monthly payments equal to 60% of the highest base salary of the Employee (per month) for a period of fifteen (15) years.